Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

Marketing Agreement

This Agreement is entered into as of February 2, 2010 (the “Effective Date”), by and between RTL Belgium S.A., having an office at Avenue Jacques Georgin, 2, 1030 Brussels, Belgium (“RTL”) and Vringo Inc., a Delaware corporation having an office at 85 5th Avenue 6th Floor New York, NY 10003.

RECITALS: RTL wishes to engage with Vringo and Vringo wishes to engage with RTL in a relationship whereby RTL will promote a version of Vringo’s video ringtone sharing service to end users on the terms and conditions set forth in this Agreement.

I.	Vringo’s Obligations: Vringo shall:

a.	Create for RTL a version of the Vringo video ringtone sharing service which will include a mobile client and a version of the Vringo website (the “Service”). The Service shall contain content provided by RTL as well as content readily available on the internet (such as YouTube and Daily Motion). The Service will be cobranded as PlugRTL and Vringo. The Service will be offered in French. The parties may mutually agree on timing to translate the service into Flemish. Without prejudice of article VII c., Vringo shall hold RTL harmless of any claim or legal action arising from Intellectual Property Rights infringements, including claims or legal actions proceeded by content providers such as Youtube or Daily Motion.

b.	Make service available to all subscribers of Belgian mobile operators.

c.	Remove content made by consumers from the service following a valid complaint made to Vringo.

d.	Provide the Service in Belgium for the first week following the launch of the service (“Soft Launch”), at no cost (excluding data and other charges applied by the mobile operators) to all consumers. Following the Soft Launch, consumers subscribing to the service will receive the service at no cost (excluding data charges applied by the mobile operators) for the first month following their subscription. Soft Launch period may be extended by mutual agreement between RTL and Vringo.

e.	Charge Plug Mobile consumers 2,20 Euros a month and non Plug Mobile consumers 4,40 Euros a month, on a weekly cycle.

f.	Subject to RTL providing shortcodes as described in (II.c), allow consumers to subscribe and unsubscribe to the service using the shortcodes.

g.	Provide RTL with a 3 year exclusivity for the service in Belgium. If, however, one year from the date hereof there are less than 5,000 paying subscribers on the Service, the above exclusivity will terminate immediately. Additionally, if while the exclusivity is in effect due to a global deal with providers such as a handset manufacturer hardcoding the Vringo application to handsets, the service will be provided in Belgium, Vringo shall share its net revenues with RTL as described in IV.b below.

h.	Pay RTL for the setup and development of the Shortcodes: 1285 Euros.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

i.	Pay RTL for the maintenance of the shortcode 2880 Euros for the first year and 1440 Euros for each year thereafter.

j.	Pay RTL for the creation of a TV advertisement: 750 Euros.

II.	RTL’s Obligations: RTL shall:

a.	Provide Vringo with the elements for branding the website, wapsite and mobile client

b.	Market the Service to users in Belgium. Said marketing shall include, but not be limited to, the activities listed in Exhibit B.

c.	Provide a shortcodes for subscription and for unsubscription

d.	Provide to Vringo RTL weekly content that can be provided to the Service subscribers.

e.	Providing to Vringo an API that allows Vringo to identify whether a phone number is a Plug Mobile subscriber as defined in Exhibit D.

f.	Subject to Vringo paying for shortcode costs as defined in I.h and I.i above, be responsible for having shortcodes available for the exclusive use of the Vringo service during the term of this agreement.

g.	Subject to Vringo paying for the TV commercial as defined in I.j above, produce a Vringo TV commercial.

III.	Timing: The parties shall use commercially reasonable efforts to launch the service following the signing of this agreement.

IV.	Revenue Share, Fees, Reports:

a.	During the Soft Launch (as defined in I.d) the service will be provided at no cost (excluding data and other charges applied by the mobile operators) to consumers, Following the Soft Launch, consumers subscribing to the service will receive the service at no cost (excluding data and other charges applied by the mobile operators) for the first week following their subscription.

b.	Net revenue share from the service shall be split between RTL and Vringo, ****. Net revenue is defined as the revenue the service generates less the costs of the shortcode operations, the network costs for the wholesale premium services and the costs of sms sent to users.

c.	Vringo shall provide RTL with reports detailing usage and other mutually agreed upon data

d.	Except as otherwise specifically provided in this Agreement, each party shall be responsible for all costs and expenses relating to the performance of its obligations hereunder.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

e.	Vringo undertakes to keep accurate accounts of the usage of the Service. RTL shall be entitled to have these accounts audited by any person bound by professional secrecy, at its own expense, on working days/hours, with at least 8 (eight) days notification.

In the event that said audit reveals, for the years for which accounts exist, a difference that is unfavourable to RTL, Vringo shall pay the additional amount due, plus late payment interest, at the official rate, plus two points.

In the event of a difference in value of 10% (ten percent) or more, Vringo shall be required to pay the audit expenses.

V.	Sale to Belgian Operators:

RTL may license the service to one of the Belgian mobile operators on terms to be mutually agreed upon by the parties. All revenues derived from such licensing shall be divided between RTL and Vringo in the same manner as described in section IV.b above.

VI.	Proprietary Rights, Grant of License

a.	Ownership of Intellectual Property. As between the parties, each party shall own and retain all right, title and interest, including without limitation, all Intellectual Property Rights owned by such party, in and to such party’s intellectual property, content, Marks and Promotional Materials. Neither party shall make any claim to the contrary. Each party agrees to reasonably assist the other party in the prosecution of any copyright infringement action or other litigation pertaining to the rights to the other party’s materials or intellectual property.

b.	Proprietary Notices. The parties shall not remove, obscure or alter the other party’s copyright notice or the Marks from approved materials provided to each party.

c.

Marks. Each party hereby grants the other party during the Term a non-exclusive non-transferable license to use said party’s Marks for the sole purpose of fulfilling its obligations under this Agreement and in marketing materials and presentations. In using each other’s Marks hereunder, each party acknowledges and agrees that: (i) the other party’s Marks shall remain the sole property of the other party; (ii) nothing in this Agreement shall confer in either party any right of ownership in the other party’s Marks; and (iii) neither party shall at any time contest the validity of the other party’s Marks. Except as specifically provided in this Agreement, neither party shall have the right to use any Mark of the other party, or to refer to the other party directly or indirectly, in connection with any product, promotion or publication without

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

the prior written approval of such other party. Each party hereto agrees that upon termination of this Agreement all rights granted to the other party in relation to the other party’s Marks shall immediately terminate and revert to the respective owning or licensor party.

VII.	Term:

a.	Term. This Agreement shall become effective upon execution and delivery hereof by both parties (“Effective Date”) and, subject to termination as provided below, shall continue for twelve (12) months from the Effective Date (the “Initial Term”).

b.	Renewal. This Agreement shall automatically renew for successive six month terms, unless either party provides written notice of termination at least thirty (30) days prior to the expiration of the Initial Term or any renewal term. The Initial Term and any and all renewal terms are collectively referred to as the “Term.”

c.	Termination for Insolvency. Either party hereto may, at its option, upon five (5) days written notice, terminate this Agreement should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization, or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

d.	Termination for Default. In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement by written notice of termination specifying such material breach; provided, however, that if such default is subject to cure, then such notice shall be subject to a twenty (20) day cure period from the date thereof, and if the defaulting party cures such default prior to expiration of such period, termination shall not take place.

e.	Survival of Termination. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including, without limitation, the warranties, indemnification obligations, confidentiality requirements and ownership and property rights) shall survive any such expiration, termination or cancellation.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

VIII.	Representations and Warranties, Indemnity:

a.	Representations and Warranties. Each party represents and warrants to the other that it has the full power and authority to enter into this Agreement, to grant the rights granted herein and to perform its obligations hereunder.

b.	Indemnity. Each party shall indemnify, defend and hold harmless the other party and its parents, subsidiaries, affiliates and their directors, officers, employees, agents and subcontractors against all third-party claims or actions, and any liabilities, losses, expenses, damages and costs (including, but not limited to, reasonable attorneys’ fees) related thereto, to the extent same arise out of any breach or alleged breach of such party’s representations or warranties contained in this Agreement or in the case of Vringo, any virus, worm, or other contaminating or destructive feature contained in the Service.

c.	Vringo shall indemnify, defend and hold harmless RTL directors, officers, employees, agents and subcontractors against all third-party claims, and any liabilities, losses, expenses, damages and costs (including, but not limited to, reasonable attorneys’ fees) related thereto, to the extent same arise out of any claim related to Intellectual Property Rights of the service or of any content contained within.

IX.	Confidentiality:

a.	Confidentiality. Each party acknowledges that by reason of its relationship to the other party under this Agreement it may have access to certain information and materials concerning the other party’s business, plans, customers, code and products that are confidential and of substantial value to such party (referred to in this Section as “Confidential Information”), which value would be impaired if such Confidential Information were disclosed to third parties. The terms of this Agreement shall be deemed to be Confidential Information. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing, or, if given orally, identified as confidential orally prior to disclosure, or information which by its nature or the nature of the circumstances surrounding disclosure should reasonably be understood to be confidential.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

b.	Exclusions. The parties’ obligations under the paragraph above shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge through no fault of or action by the receiving party; (ii) was rightfully in the receiving party’s possession prior to disclosure by the disclosing party; or (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party’s option, shall destroy all such Confidential Information as the disclosing party may designate (excluding this Agreement). The receiving party’s obligation of confidentiality shall survive this Agreement for a period of three (3) years from the date of its termination and thereafter shall terminate and be of no further force or effect. Nothing herein shall prohibit a party from complying with a lawful and binding order of any court, administrative agency or other governmental entity relating to Confidential Information.

X.	Press Release: Each party shall have the right to issue a press release regarding the relationship between the parties.

XI.	Limitation of Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR RELIANCE DAMAGES (OR ANY LOSS OF REVENUE, PROFITS OR DATA), HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. BOTH PARTIES AGREE THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE FEES AGREED UPON BY THE PARTIES. FURTHER, NEITHER PARTY’S AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT (EXCEPT FOR AMOUNTS PAYABLE HEREUNDER) SHALL EXCEED THE TOTAL AMOUNTS PAYABLE TO VRINGO UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS SECTION SHALL NOT APPLY TO ANY AMOUNTS PAYABLE BY AN INDEMNIFYING PARTY PURSUANT TO EXPRESS INDEMNIFICATION OBLIGATIONS IN THIS AGREEMENT.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

XII.	General Provisions:

a.	Definitions. The definitions contained in Appendix A to this Agreement, which is incorporated herein and made a part hereof, shall apply to the interpretation of this Agreement.

b.	Force Majeure. Neither party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party’s reasonable control and which such party is unable to overcome by the exercise of reasonable diligence; provided, however, that either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days.

c.	Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.

d.	Notice. Any notice or other communication to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it or sending it by fax, delivering it by hand or sending it by first class post

e.	No Waiver. The failure of either party to require or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance.

f.	Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements of the parties with respect to the subject matter hereof. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the duly authorized representatives of both parties. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

g.	Assignment. Neither party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement without the other party’s consent to a parent or commonly controlled entity or to any person or entity, which acquires or succeeds to all or substantially all of such party’s business assets. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

h.	Partial Invalidity. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

i.	Applicable Law. All disputes arising under this Agreement shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. Arbitration if any shall take place in London, Great Britain and shall be held in the English Language

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Vringo Inc.

By:	RTL Belgium S.A.	By:	/s/ Steven Glanz
Name:	Coruble Stéphane	Name:	Steven Glanz
Title:	New Business Operations Manager	Title:	SVP
Date:	02-02-2010	Date:	Feb. 14, 2010

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

Appendix A:

In addition to the terms hereinabove defined, the following capitalized terms have the indicated meanings ascribed thereto:

“Intellectual Property Rights” means, with respect to any data, device, or other asset of any kind, all copyright, patent, trade secret, moral, termination, authorship and other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset.

“Marks” means any and all trademarks, trade names, service marks or logos owned or licensed by either party.

“Promotional Materials” shall mean all marketing, advertising, and promotional materials in all media, created or developed by or on behalf of one of the parties relating to or associated with this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

Exhibit B

[RTL MARKETING PLAN]

Marketing across web, TV and radio at a minimum value of 50,000 Euros

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

Exhibit C

[PROJECT PLAN TO BE ADDED]

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “****”

Exhibit D

[PlugMobile User Identification API]